                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund Multistate Series--215 (California, Florida, New Mexico, New York, Ohio and Pennsylvania Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-08931 of our opinion dated November 3, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
NOVEMBER 16, 1998